Exhibit 99.1

Protalix BioTherapeutics Announces Proposed Public Offering of Common Stock

CARMIEL, Israel, February 11, 2021 /PR Newswire/ -- Protalix BioTherapeutics, Inc. (NYSE American: PLX, TASE: PLX), a biopharmaceutical company focused on the development, production and commercialization of recombinant therapeutic proteins produced by its proprietary ProCellEx® plant cell-based protein expression system, today announced that it intends to make a public offer of 6,500,000 shares of its common stock. In connection with the offering, the Company intends to grant the underwriter a 30-day option to purchase up to an additional 975,000 shares of its common stock.

BofA Securities is acting as the book-running manager and Oppenheimer & Co. is acting as the co-manager for the offering. The Company expects to use the net proceeds from the offering to fund clinical trials for its product candidates, to fund its research and development activities and for working capital and general corporate purposes.

The offering is being made pursuant to an effective shelf registration statement. Before you invest, you should read the base prospectus in such shelf registration statement, the preliminary prospectus supplement and other documents the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) for more information about the Company and the offering. The offering may be made only by means of a prospectus supplement and an accompanying prospectus, copies of which may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov or by sending a request to the offices of BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx®. Protalix was the first company to gain U.S. Food and Drug Administration (FDA) approval of a protein produced through plant cell-based in suspension expression system. Protalix’s unique expression system represents a new method for developing recombinant proteins in an industrial-scale manner.

Protalix’s first product manufactured by ProCellEx, taliglucerase alfa, was approved for marketing by the FDA in May 2012 and, subsequently, by the regulatory authorities of other countries. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights for taliglucerase alfa, excluding Brazil, where Protalix retains full rights.

Protalix’s development pipeline consists of proprietary versions of recombinant therapeutic proteins that target established pharmaceutical markets, including the following product candidates: pegunigalsidase alfa, a modified version of the recombinant human α-Galactosidase-A protein for the proposed treatment of Fabry disease; OPRX-106, an orally-delivered anti-inflammatory treatment; alidornase alfa or PRX-110, for the treatment of various human respiratory diseases or conditions; PRX-115, a plant cell-expressed recombinant PEGylated Uricase for the treatment of gout; and others. Protalix has partnered with Chiesi Farmaceutici S.p.A., both in the United States and outside the United States, for the development and commercialization of pegunigalsidase alfa, and with SarcoMed USA, Inc. for the worldwide development and commercialization of PRX-110 for use in the treatment of any human respiratory disease or condition including, but not limited to, sarcoidosis, pulmonary fibrosis, and other related diseases via inhaled delivery.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “may,” “plan,” “will,” “would,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. For a discussion of other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. We caution readers not to place undue reliance upon any forward-looking statements as the statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.

Investor Contact
Chuck Padala, Managing Director
LifeSci Advisors
+1-646-627-8390
chuck@lifesciadvisors.com